Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

TO THE MEMBERSHIP INTEREST PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO THE MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”), dated as of June 3, 2015 and effective as of March 31, 2015, is made and entered into by and between ATLANTIC POWER TRANSMISSION, INC., a Delaware corporation (the “Seller”), and TERRAFORM AP ACQUISITION HOLDINGS, LLC, a Delaware limited liability company (the “Buyer”).

RECITALS

WHEREAS, the Seller and the Buyer are party to that certain Membership Interest Purchase Agreement, dated as of March 31, 2015 (the “Agreement”);

WHEREAS, the Seller and the Buyer desire to amend the Agreement (including the Seller Disclosure Schedule) on the terms and subject to the conditions set forth herein; and

WHEREAS, capitalized terms used but not defined in this Amendment have the meanings ascribed to them by definition in the Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

ARTICLE I.
AMENDMENTS TO THE AGREEMENT

1.1                               Amendments to the Agreement.  The Seller and the Buyer hereby agree that the Agreement is hereby amended as follows:

(a)                                 Article VIII (The Seller’s Conditions to Closing) of the Agreement is hereby amended by inserting the following new Section 8.9 thereto:

“8.9                         Replacement of Canadian Hills Atlantic Parent Guaranty.  The Canadian Hills Atlantic Parent Guaranty shall have been replaced by a guaranty from the Buyer Parent, substantially in the form of the Canadian Hills Atlantic Parent Guaranty being replaced and otherwise in form and substance satisfactory to the beneficiaries thereof.”

(b)                                 Annex A of the Agreement is hereby amended by inserting the following defined term in alphabetical order:

“”Canadian Hills Atlantic Parent Guaranty” means that certain Guaranty, dated October 31, 2012, by Atlantic Power Corporation in favor of JPM Capital Corporation, Antrim Corporation, MetLife Capital Credit L.P., Union Bank of California Leasing, Inc., and BAL Investment & Advisory, Inc., as amended by First Amendment to Guaranty by Atlantic Power Corporation, dated as of May 2, 2013.”

(c)                                  The defined term “Assigned Contracts” set forth in Annex A of the Agreement is hereby amended and restated in its entirety as follows (for ease of review only, language that is new to such defined term is in bold italics and language that has been removed therefrom is ):

““Assigned Contracts” means, collectively, (i) the Administrative Services Agreement, dated as of December 28, 2012, between AP Holdings and Canadian Hills, (ii) the Management Services Agreement, dated as of December 28, 2012, between AP Services and Canadian Hills, (iii) the Operation and Maintenance Management Agreement, dated as of June 21, 2012, between Meadow Creek and RP Services, amended by Amendment No. 1 to Operation and Maintenance Management Agreement, dated as of August 21, 2012, (iv) the Construction, Operation and Maintenance Management Agreement, dated as of March 9, 2011, between Rockland and RP Services, (v) the Co-Tenancy Agreement, (vi) the Shared Facilities Operation and Maintenance Agreement, dated as of April 8, 2013, by and among Canadian Hills, Kingfisher Wind, LLC (as successor in interest to Kingfisher Transmission, LLC), CH Wind East Transmission, LLC, APFAI, LLC and AP Services, (vii) the Project Administration and Development Services Agreement, dated as of March 9, 2011, between Rockland and RP Services, and (viii) the Operation and Maintenance Agreement, dated as of March 31, 2014, by and between Canadian Hills and AP Services.”

(d)                                 The defined term “Buyer Parent” set forth in Annex A of the Agreement is hereby amended and restated in its entirety as follows (for ease of review only, language that is new to such defined term is in bold italics):

““Buyer Parent” means TerraForm Power, LLC, a Delaware limited liability company, or SunEdison, Inc., a Delaware corporation, as applicable.”

ARTICLE II.
AMENDMENTS TO THE SELLER DISCLOSURE SCHEDULE

2.1                               Amendments to the Seller Disclosure Schedule.

(a)                                 The Seller and the Buyer hereby agree that the Seller Disclosure Schedule is hereby amended as set forth on Annex I attached hereto.

(b)                                 For the avoidance of doubt, the Parties hereby agree that the amendments to the Seller Disclosure Schedule set forth on Annex I attached hereto shall, for all purposes of the Agreement, be effective as of March 31, 2015 (as if fully set forth in the Agreement as of such date), and do not constitute a Disclosure Schedule Update for any reason whatsoever.

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ARTICLE III.
MISCELLANEOUS

3.1                               Governing Law.  This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without regard to any conflict of laws provisions thereof that would result in the application of the Laws of another jurisdiction.

3.2                               Waiver.  Any term or condition of this Amendment may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  No waiver by any Party of any term or condition of this Amendment, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Amendment on any future occasion.  All remedies, either under this Amendment or by Law or otherwise afforded, will be cumulative and not alternative.

3.3                               Amendment.  This Amendment may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the Buyer and the Seller.

3.4                               Arbitration; Jurisdiction, Etc.; Specific Performance.  The provisions of Sections 11.12, 11.13 and 11.14 of the Agreement shall apply to this Amendment mutatis mutandis.

3.5                               Headings.  The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

3.6                               Invalid Provisions.  If any provision of this Amendment is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Amendment will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Amendment will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Amendment will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Amendment a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

3.7                               Drafting.  The Parties have participated jointly in the negotiation and drafting of this Amendment and, in the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Amendment.

3.8                               Counterparts.  This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Any signature page delivered by means of facsimile or as an attachment to an electronic message shall be treated for all purposes as an original thereof.

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IN WITNESS WHEREOF, this Amendment No. 1 to the Membership Interest Purchase Agreement has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

SELLER:

ATLANTIC POWER TRANSMISSION, INC.

By:	/s/ James Moore
	Name:	James Moore
	Title:	President

[Amendment No. 1 to the Membership Interest Purchase Agreement]

BUYER:

TERRAFORM AP ACQUISITION HOLDINGS, LLC

By:	SunEdison Yieldco ACQ10, LLC, its sole member and manager

	By:	TerraForm Power Operating, LLC, its sole member and manager

		By:	TerraForm Power, LLC, its sole member and manger

		By:	/s/ Chris Moakley
			Name:	Chris Moakley
			Title:	Authorized Representative

[Amendment No. 1 to the Membership Interest Purchase Agreement]

Annex I

Amendments to the Seller Disclosure Schedule

(a)                                 Section 1.1(b) (Knowledge) of the Seller Disclosure Schedule is hereby amended by replacing “Brian Kirk” with the following:

“Brian Kirk (only with respect to the period of his employment with the Seller)”

(b)                                 Section 4.4 (Consents and Approvals) of the Seller Disclosure Schedule is hereby amended by deleting the following consents and approvals set forth therein:

“3.                                Consent with respect to Section 15 of the Second Amended and Restated LLC Agreement of Meadow Creek.

4.                                      Consent with respect to Section 13 of the Second Amended and Restated LLC Agreement of Rockland.”

(c)                                  Section 4.4 (Consents and Approvals) of the Seller Disclosure Schedule is hereby amended by inserting the following consent and approval under the subsection titled “Canadian Hills Project”:

“Consent pursuant to Section 17.5 of the Operation and Maintenance Agreement, dated as of March 31, 2014, by and between Canadian Hills and AP Services.”

(d)                                 Section 4.4 (Consents and Approvals) of the Seller Disclosure Schedule is hereby amended by inserting the following consent and approval under the subsection titled “Rockland Project”:

“Consent pursuant to Section 23.3 of that certain Wind Turbine Supply Agreement, dated as of November 30, 2010, between Rockland Wind Farm LLC and Vestas-American Wind Technology, Inc., as amended by the First Amendment to Wind Turbine Supply Agreement, dated as of March 23, 2011.”

(e)                                  Section 4.4 (Consents and Approvals) of the Seller Disclosure Schedule is hereby amended by inserting the following consent and approval under the subsection titled “Goshen II Project”:

“Consent pursuant to Section 3.03 of the Second Amended and Restated Limited Liability Company Agreement of Goshen Phase II LLC, dated as of December 11, 2009.”

(f)                                   Section 4.8(b) (Capitalization; Subsidiaries; Minority-Interest Entities) of the Seller Disclosure Schedule is hereby amended by amending and restating in its entirety the fourteenth (14th) bullet point under “Organizational Documents of each APT Entity and Minority-Interest Entity” thereunder as follows (for ease of review only, language that is new to such bullet point is in bold italics and language that has been removed therefrom is ):

“Amended and Restated Limited Liability Company Agreement of Idaho Wind Partners 1, LLC, dated as of May 11, 2010, as amended by the First Amendment to the Amended and Restated Limited Liability Company Agreement, dated as of June 18, 2010, as further amended by the Second Amendment to the Amended and Restated Limited Liability Company Agreement, dated as of October 8, 2010, as further amended by the Third Amendment to Amended And Restated Limited Liability Agreement, dated as of July 23, 2014.”

(g)                                  Section 4.13(b) (Taxes) of the Seller Disclosure Schedule is hereby amended and restated in its entirety as follows (for ease of review only, language that is new to Section 4.13(b) of the Seller Disclosure Schedule is in bold italics and language that has been removed therefrom is ):

“1.	Rockland Wind Ridgeline Holdings. LLC

2.	Canadian Hills Holding Company, LLC

3.	Rockland Wind Holdings, LLC

4.	Canadian Hills Wind, LLC

There is not currently an effective election under Section 754 of the Code for Canadian Hills Wind Holding Company, LLC or RP Wind ID LLC.”

(h)                                 Section 4.15 (Property) of the Seller Disclosure Schedule is hereby amended by inserting the following at the end of clause (a) thereof:

“Canadian Hills — Owned Property

Atlantic Oklahoma Wind, LLC owns the property the Canadian Hills O&M Building sits upon.

A tract of land in the Southeast Quarter (SE/4) of Section Twenty-six (26), Township Fourteen (14) North, Range Nine (9)West of the Indian Meridian, Canadian County, Oklahoma, further described as follows:

BEGINNING at the Southeast Corner of said Southeast Quarter (SE/4);

Thence S 89º 40’ 56” W on the south line of said Southeast Quarter (SE/4) a distance of 500.00 feet;

Thence N 00º02’ 26” E and parallel with the east line of said Southeast Quarter (SE/4) a distance of 350.00 feet;

Thence N 89º40’ 56” E and parallel with the south line of said Southeast Quarter (SE/4) a distance of 500.00 feet to the east line of said Southeast Quarter (SE/4);

Thence S 00º 02’ 26” W on the east line of said Southeast Quarter (SE/4) a distance of 350.00 feet to the POINT OF BEGINNING.”

(i)                                     Section 4.15 (Property) of the Seller Disclosure Schedule is hereby amended by inserting the following in clause (b) thereof under the sub-section titled “Canadian Hills — Leased Property” and immediately prior to the sub-category titled “Easements and Easement Lands”:

“O&M Building

Commercial/Industrial Lease (Net) dated December 28, 2012 by and between Atlantic Oklahoma Wind, LLC, as landlord, and Canadian Hills Wind, LLC, as tenant.

A tract of land in the Southeast Quarter (SE/4) of Section Twenty-six (26), Township Fourteen (14) North, Range Nine (9)West of the Indian Meridian, Canadian County, Oklahoma, further described as follows:

BEGINNING at the Southeast Corner of said Southeast Quarter (SE/4);

Thence S 89º 40’ 56” W on the south line of said Southeast Quarter (SE/4) a distance of 500.00 feet;

Thence N 00º02’ 26” E and parallel with the east line of said Southeast Quarter (SE/4) a distance of 350.00 feet;

Thence N 89º40’ 56” E and parallel with the south line of said Southeast Quarter (SE/4) a distance of 500.00 feet to the east line of said Southeast Quarter (SE/4);

Thence S 00º 02’ 26” W on the east line of said Southeast Quarter (SE/4) a distance of 350.00 feet to the POINT OF BEGINNING.”

(j)                                    Section 4.20 (Guarantees; Intercompany Debt) of the Seller Disclosure Schedule is hereby amended by inserting the following at the end thereof:

“Canadian Hills Atlantic Parent Guaranty”

(k)                                 Section 4.28 (Affiliate Transactions) of the Seller Disclosure Schedule is hereby amended by inserting the following at the end thereof:

“8. Operation and Maintenance Agreement, dated as of March 31, 2014, by and between Canadian Hills and AP Services.

9. Commercial/Industrial Lease (Net) dated December 28, 2012 by and between Atlantic Oklahoma Wind, LLC, as landlord, and Canadian Hills Wind, LLC, as tenant.”